                                                                   EXHIBIT 1.1



                                                                 EXECUTION COPY




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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 7, 2002

                                      AMONG

                          HOLLYWOOD CASINO CORPORATION,

                           PENN NATIONAL GAMING, INC.

                                       AND

                               P ACQUISITION CORP.



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
                                TABLE OF CONTENTS

Article I                 THE MERGER................................................................................1

           SECTION 1.1              The Merger......................................................................1

           SECTION 1.2              Effective Time..................................................................1

           SECTION 1.3              Closing of the Merger...........................................................1

           SECTION 1.4              Effects of the Merger...........................................................2

           SECTION 1.5              Certificate of Incorporation and Bylaws.........................................2

           SECTION 1.6              Directors.......................................................................2

           SECTION 1.7              Officers........................................................................2

Article II                CONVERSION OF SHARES......................................................................2

           SECTION 2.1              Conversion of Shares............................................................2

           SECTION 2.2              Stock Options...................................................................3

           SECTION 2.3              Exchange Fund...................................................................4

           SECTION 2.4              Exchange Procedures.............................................................4

           SECTION 2.5              No Further Ownership Rights in Company Common Stock.............................4

           SECTION 2.6              Termination of Exchange Fund....................................................4

           SECTION 2.7              No Liability....................................................................5

           SECTION 2.8              Investment of the Exchange Fund.................................................5

           SECTION 2.9              Lost Certificates...............................................................5

           SECTION 2.10             Withholding Rights..............................................................5

           SECTION 2.11             Stock Transfer Books............................................................5

Article III               REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................5

           SECTION 3.1              Organization and Qualification; Subsidiaries....................................6

           SECTION 3.2              Capitalization of the Company and Its Subsidiaries..............................6

           SECTION 3.3              Authority Relative to This Agreement; Consents and Approvals....................7

           SECTION 3.4              SEC Reports; Financial Statements...............................................8

           SECTION 3.5              No Undisclosed Liabilities......................................................9

           SECTION 3.6              Absence of Changes..............................................................9

           SECTION 3.7              Consents and Approvals; No Violations...........................................9

           SECTION 3.8              No Default.....................................................................10

           SECTION 3.9              Real Property..................................................................10


                                        i

                                TABLE OF CONTENTS
                                   (continued)


           SECTION 3.10             Litigation.....................................................................11

           SECTION 3.11             Compliance with Applicable Law.................................................11

           SECTION 3.12             Employee Plans.................................................................11

           SECTION 3.13             Labor Matters..................................................................13

           SECTION 3.14             Environmental Matters..........................................................14

           SECTION 3.15             Tax Matters....................................................................16

           SECTION 3.16             Material Contracts.............................................................17

           SECTION 3.17             Insurance......................................................................18

           SECTION 3.18             Intellectual Property..........................................................18

           SECTION 3.19             Opinion of Financial Advisor...................................................19

           SECTION 3.20             Brokers........................................................................19

           SECTION 3.21             Takeover Statutes..............................................................19

           SECTION 3.22             Amendment to the Company Rights Agreement......................................20

           SECTION 3.23             Noncompetition Agreements......................................................20

           SECTION 3.24             Completeness of Disclosure.....................................................20

Article IV                REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................................20

           SECTION 4.1              Organization...................................................................21

           SECTION 4.2              Authority Relative to This Agreement...........................................21

           SECTION 4.3              SEC Reports; Financial Statements..............................................21

           SECTION 4.4              No Undisclosed Liabilities.....................................................22

           SECTION 4.5              Absence of Changes.............................................................22

           SECTION 4.6              Consents and Approvals; No Violations..........................................22

           SECTION 4.7              Litigation.....................................................................23

           SECTION 4.8              Compliance with Applicable Law.................................................23

           SECTION 4.9              No Prior Activities............................................................23

           SECTION 4.10             Brokers........................................................................23

           SECTION 4.11             Financing......................................................................24

           SECTION 4.12             No Ownership of Securities.....................................................24

           SECTION 4.13             Completeness of Disclosure.....................................................24



                                       ii

                                TABLE OF CONTENTS
                                   (continued)


Article V                 COVENANTS RELATED TO CONDUCT OF BUSINESS.................................................24

           SECTION 5.1              Conduct of Business of the Company.............................................24

           SECTION 5.2              Other Actions..................................................................27

           SECTION 5.3              Access to Information..........................................................27

Article VI                ADDITIONAL AGREEMENTS....................................................................28

           SECTION 6.1              Stockholder Meeting............................................................28

           SECTION 6.2              Preparation of the Proxy Statement.............................................28

           SECTION 6.3              Company Information Supplied...................................................29

           SECTION 6.4              Parent and Merger Sub Information Supplied.....................................29

           SECTION 6.5              Efforts; Cooperation...........................................................29

           SECTION 6.6              Acquisition Proposals..........................................................31

           SECTION 6.7              Public Announcements...........................................................32

           SECTION 6.8              Indemnification; Directors' and Officers' Insurance............................33

           SECTION 6.9              Notification of Certain Matters................................................34

           SECTION 6.10             Employee Matters...............................................................34

           SECTION 6.11             SEC Filings....................................................................35

           SECTION 6.12             Fees and Expenses..............................................................36

           SECTION 6.13             Obligations of Merger Sub......................................................36

           SECTION 6.14             Stock Delisting................................................................36

           SECTION 6.15             Antitakeover Statutes..........................................................36

           SECTION 6.16             Control of the Company's Operations............................................36

           SECTION 6.17             Financing......................................................................36

Article VII               CONDITIONS TO CONSUMMATION OF THE MERGER.................................................37

           SECTION 7.1              Conditions to Each Party's Obligations to Effect the Merger....................37

           SECTION 7.2              Conditions to the Obligations of Parent and Merger Sub.........................37

           SECTION 7.3              Conditions to the Obligations of the Company...................................38

Article VIII              TERMINATION; AMENDMENT; WAIVER...........................................................39

           SECTION 8.1              Termination by Mutual Agreement................................................39

           SECTION 8.2              Termination by Either Parent or the Company....................................39

           SECTION 8.3              Termination by the Company.....................................................40


                                       iii

                                TABLE OF CONTENTS
                                   (continued)


           SECTION 8.4              Termination by Parent..........................................................41

           SECTION 8.5              Effect of Termination and Abandonment..........................................41

           SECTION 8.6              Termination Amount and Expenses................................................41

           SECTION 8.7              Amendment......................................................................42

           SECTION 8.8              Extension; Waiver..............................................................42

Article IX                MISCELLANEOUS............................................................................43

           SECTION 9.1              Nonsurvival of Representations and Warranties..................................43

           SECTION 9.2              Entire Agreement; Assignment...................................................43

           SECTION 9.3              Notices........................................................................43

           SECTION 9.4              Governing Law; Consent to Jurisdiction.........................................44

           SECTION 9.5              Descriptive Headings...........................................................45

           SECTION 9.6              Parties in Interest............................................................45

           SECTION 9.7              Severability...................................................................45

           SECTION 9.8              Specific Performance...........................................................45

           SECTION 9.9              Counterparts...................................................................45

           SECTION 9.10             Interpretation.................................................................45

           SECTION 9.11             Definitions....................................................................46



                            GLOSSARY OF DEFINED TERMS

Defined Terms                                                                       Defined on Page
-------------                                                                       ---------------
Acquiring Person...........................................................................20
Acquisition Proposal.......................................................................31
Act.........................................................................................8
Agreement...................................................................................1
Antitrust Law..............................................................................30
Assumed Employees..........................................................................35
Audit Date..................................................................................8
Bear.......................................................................................24
Certificate of Merger.......................................................................1
Certificates................................................................................4
Claim......................................................................................11
Class A Preferred Shares....................................................................6
Class B Shares..............................................................................6
Closing.....................................................................................1
Closing Date................................................................................1
Code.......................................................................................46
Commitment Letter..........................................................................24
Company.....................................................................................1
Company Board...............................................................................8
Company Common Stock........................................................................2
Company Disclosure Schedule.................................................................5
Company Financial Advisor..................................................................19
Company Option Plans........................................................................3
Company Permits............................................................................11
Company Requisite Vote......................................................................8
Company Rights Agreement...................................................................20
Company SEC Reports.........................................................................8
Company Securities..........................................................................7
Company Stock Option........................................................................3
Company Stockholder Meeting................................................................28
Confidentiality Agreement..................................................................28
Contracts..................................................................................10
Covered Transactions.......................................................................19
Delaware Court.............................................................................44
DGCL........................................................................................1
Dissenting Shares...........................................................................3
Distribution Date..........................................................................20
Effective Time..............................................................................1
Employee Benefit Plan......................................................................12
Employee Benefit Plans.....................................................................12
Environmental Law..........................................................................14
Environmental Permits......................................................................15
Environmental Reports......................................................................15


                                        i

                            GLOSSARY OF DEFINED TERMS
                                   (continued)

Defined Terms                                                                       Defined on Page
-------------                                                                       ---------------

ERISA......................................................................................12
ERISA Affiliate............................................................................12
Exchange Act................................................................................8
Exchange Agent..............................................................................4
Exchange Fund...............................................................................4
Expenses...................................................................................36
Expiration Date............................................................................20
Foreign Sub.................................................................................6
GAAP........................................................................................8
Gaming Authority...........................................................................46
Gaming Law.................................................................................10
Governmental Entity.........................................................................9
Hazardous Materials........................................................................14
HSR Act.....................................................................................9
Indemnified Parties........................................................................33
Indemnified Party..........................................................................33
Intellectual Property......................................................................18
IRS........................................................................................12
know.......................................................................................47
knowledge..................................................................................47
Law........................................................................................10
Lease......................................................................................47
Lien........................................................................................7
Material Adverse Effect....................................................................47
Material Contracts.........................................................................17
Merger......................................................................................1
Merger Consideration........................................................................2
Merger Sub..................................................................................1
Merrill....................................................................................24
Multiemployer Plan.........................................................................12
Nasdaq.....................................................................................22
Parent......................................................................................1
Parent Board...............................................................................21
Parent Disclosure Schedule.................................................................20
Parent Permits.............................................................................23
Parent SEC Reports.........................................................................21
Permitted Exceptions.......................................................................47
person.....................................................................................47
Proxy Statement............................................................................28
real property..............................................................................47
Real Property Leases.......................................................................10
Release....................................................................................15
Rights.....................................................................................20
SEC.........................................................................................8


                                       ii

                            GLOSSARY OF DEFINED TERMS
                                   (continued)

Defined Terms                                                                        Defined on Page
-------------                                                                        ---------------

Section 262.................................................................................3
Series A Junior Preferred Shares............................................................6
Series Preferred Shares.....................................................................6
Share.......................................................................................2
Shreveport.................................................................................25
Stock Acquisition Date.....................................................................20
Stockholder Agreements......................................................................1
subsidiary.................................................................................48
Superior Proposal..........................................................................48
Surviving Corporation.......................................................................1
Takeover Statutes..........................................................................19
Tax........................................................................................16
Tax Returns................................................................................16
Termination Amount.........................................................................41
Termination Date...........................................................................39
Termination Payment Date...................................................................41
Triggering Event...........................................................................20



                          AGREEMENT AND PLAN OF MERGER


                     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of August 7, 2002 is among HOLLYWOOD CASINO CORPORATION, a Delaware corporation (the "COMPANY"), PENN NATIONAL GAMING, INC., a Pennsylvania corporation ("PARENT"), and P ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB").

                     WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, their respective stockholders; and

                     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and certain stockholders of the Company are executing and delivering one or more Stockholder Agreements, dated as of the date hereof, in a form agreed to by such parties (the "STOCKHOLDER AGREEMENTS") pursuant to which such stockholders are, among other things, covenanting to vote in favor of the adoption of and otherwise to support this Agreement.

                     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                     SECTION 1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

                     SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

                     SECTION 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, or at such other time, date or place as agreed to in writing by the parties hereto.

                     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                     SECTION 1.5 Certificate of Incorporation and Bylaws. The certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, except that
Article I of the certificate of incorporation of the Surviving Corporation shall read "The name of the corporation is "Hollywood Casino Corporation"" until amended in accordance with applicable Law. The bylaws of the Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

                     SECTION 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                     SECTION 1.7 Officers. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.


                                   ARTICLE II

                              CONVERSION OF SHARES

                     SECTION 2.1 Conversion of Shares. (a) At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                     (b) At the Effective Time, each share of Class A common stock, par value $0.0001 per share, of the Company including the associated Rights ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (individually, a "SHARE" and collectively, the "SHARES") (other than (i) Shares held by the Company, (ii) Shares held by Parent, Merger Sub or any other subsidiary of Parent and (iii) any Dissenting Shares) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be converted into and be exchangeable for the right to receive $12.75, without interest, in cash (the "MERGER CONSIDERATION"). At the Effective Time, the Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing such Share immediately prior to the Effective Time will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with
Section 2.4.

                     (c) At the Effective Time, each Share held by Parent, Merger Sub, any other subsidiary of Parent, or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

                     (d) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock (the "DISSENTING SHARES") issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(b), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
Section 262, then the right of such holder to be paid the fair value of such holder's Dissenting Shares under Section 262 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in
Section 2.1(b). The Company shall give Parent (i) prompt notice of any written demands to assert dissenters' rights that are received by the Company with respect to Shares and (ii) the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to or settle any such demands.

                     SECTION 2.2 Stock Options. As soon as practicable following the date of this Agreement, Parent and the Company (or, if appropriate, any committee of the Company Board administering the Company's 1996 Non-Employee Director Stock Plan or 1996 Long-Term Incentive Plan (collectively, the "COMPANY OPTION PLANS")) shall take such action as may be required to effect the following provisions of this Section 2.2. As of the Effective Time each option to purchase Shares pursuant to the Company Option Plans (each a "COMPANY STOCK OPTION") which is then outstanding and has not been exercised shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be converted into and exchangeable for the right to receive an amount equal to the Merger Consideration in cash, less an amount equal to (a) the exercise price for such Company Stock Option plus (b) any applicable tax withholding amounts. Notwithstanding the preceding sentence, any Company Stock Option with respect to which the applicable exercise price is greater than or equal to the Merger Consideration shall be fully exercisable prior to the Effective Time in accordance with the terms of the Company Option Plans, and any such Company Stock Option that is not exercised prior to the Effective Time shall be cancelled as of the Effective Time. The Surviving Corporation shall pay the cash consideration to be paid for the Company Stock Options, via check, as promptly as practicable but, in any event, within ten (10) business days after the Effective Time.

                     SECTION 2.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, the cash payable pursuant to Section 2.1(b) in exchange for outstanding Shares. The cash deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

                     SECTION 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") (a) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify; and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable upon the surrender of the Certificates. If payment is made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall (i) pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Certificate or (ii) establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                     SECTION 2.5 No Further Ownership Rights in Company Common Stock. All cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares.

                     SECTION 2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for one year after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1(b) and
Section 2.4. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five (5) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become subject to the abandoned property Law of any Governmental Entity) shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

                     SECTION 2.7 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                     SECTION 2.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

                     SECTION 2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in the form reasonably required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby.

                     SECTION 2.10 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or Parent, as the case may be, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding were made by the Surviving Corporation or Parent, as the case may be.

                     SECTION 2.11 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                     Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

                     SECTION 3.1 Organization and Qualification; Subsidiaries.
(a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed by the Company to be conducted. For purposes of this Section 3.1, the concept of good standing applies to any of the Foreign Subs only to the extent that such concept is recognized and exists under the Laws of the jurisdiction of incorporation or organization of such Foreign Sub.

                     (b) Section 3.1 of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed in Section 3.1 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

                     (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. None of the Company's subsidiaries located in Argentina or Mexico (collectively, the "FOREIGN SUBS"), has any assets valued, individually or in the aggregate, at more than $25,000, and none of the Foreign Subs has conducted any business to date.

                     (d) The Company has heretofore made available or delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws (or other similar governing instruments), as currently in effect, of the Company and each of its subsidiaries.

                     SECTION 3.2 Capitalization of the Company and Its Subsidiaries. (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, of which 25,477,625 shares were issued and outstanding and 117,831 shares of which are held in the Company's treasury, each as of the close of business on June 30, 2002; (ii) 10,000,000 shares of Class B common stock, par value $0.0001 per share (the "CLASS B SHARES"), of which no Class B Shares are issued and outstanding; (iii) 15,000 shares of Class A cumulative preferred stock, par value $0.01 per share (the "CLASS A PREFERRED SHARES"), of which no Class A Preferred Shares are issued and outstanding; (iv) 15,000,000 shares of Series preferred stock, par value $0.01 per share (the "SERIES PREFERRED SHARES"), of which no Series Preferred Shares are issued and outstanding; and (v) 1,000,000 shares of Series A junior participating preferred stock, par value $0.01 per share (the "SERIES A JUNIOR PREFERRED SHARES"), of which no Series A Junior Preferred Shares are issued and outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of June 30, 2002, 2,180,040 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the

Company Option Plans. Since March 31, 2002, (a) no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, (b) no Company Stock Options have been granted and (c) other than in connection with the cashless exercise of any Company Stock Options, there has been no declaration or payment of any dividend or other distribution and no repurchase of shares of capital stock of the Company. Except as set forth above, as of the date hereof, there are outstanding
(i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company;
(iii) except for the Company Rights Agreement, no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). Other than in connection with the cashless exercise of any Company Stock Options, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party relating to the voting of any shares of capital stock of the Company. Section 3.2(a) of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number granted of Company Stock Options for each holder thereof. Following the Effective Time, no holder of Company Stock Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of the Company Stock Options.

                     (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien, other than Permitted Exceptions, or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means any mortgage, lien, claim, pledge, option, charge, right of first refusal, agreement, limitation on the Company's or any subsidiary of the Company's voting rights, security interest or other encumbrance of any kind or nature whatsoever. Except as set forth in
Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of the Company's subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of the Company that is not wholly owned by the Company or to or in any other person.

                     SECTION 3.3 Authority Relative to This Agreement; Consents and Approvals. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                     (b) The Board of Directors of the Company (the "COMPANY BOARD") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

                     SECTION 3.4 SEC Reports; Financial Statements. The Company and each of its subsidiaries that files forms, reports and documents with the Securities and Exchange Commission (the "SEC") have filed all required forms, statements, reports and documents with the SEC since the later of January 1, 1999 or the date on which any such filing obligation arose (collectively, the "COMPANY SEC REPORTS"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or both, as the case may be, each as in effect on the dates such Company SEC Reports were filed. Except as set forth in Section 3.4 of the Company Disclosure Schedule or as and to the extent amended, modified, restated or revised in any subsequent Company SEC Report filed prior to the date of this Agreement, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its subsidiaries, including all related notes and schedules, contained in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (on a consolidated basis, if applicable) (i) the financial position of the Company or its subsidiary providing the financial statements, as applicable, as of the dates thereof, and (ii) its results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since December 31, 2001 (the "AUDIT DATE"), there has not been any material change, or any application or request for any material change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                     SECTION 3.5 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Section 3.5 of the Company Disclosure Schedule, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, whether or not required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company or any of its subsidiaries (in each case including the notes thereto), which have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.5 of the Company Disclosure Schedule, there are no related-party transactions or off-balance sheet structures or transactions with respect to the Company or any of its subsidiaries that would be required to be reported or set forth therein pursuant to the Exchange Act or the rules promulgated by the SEC thereunder.

                     SECTION 3.6 Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.6 of the Company Disclosure Schedule, since the Audit Date, the business of the Company and each of its three principal casino operating subsidiaries has been carried on only in the ordinary and usual course consistent with past practice, and none of the Company or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which do or which would reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or its subsidiaries which do or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.7 Consents and Approvals; No Violations. (a) Except for such filings, permits, authorizations, consents and approvals as may be required by or under, and other applicable requirements of, the Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the American Stock Exchange, any Gaming Authority, such filings, permits, authorizations, consents and approvals relating or applicable to Parent or any of its subsidiaries and not the Company or any of its subsidiaries, the filing and recordation of the Certificate of Merger as required by the DGCL or as otherwise set forth in Sections 3.7(a) or (b) to the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority, including any Gaming Authority (a "GOVERNMENTAL ENTITY"), is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not and would not reasonably be expected to, individually or in the aggregate, (i) materially impair, materially delay, or prevent the performance of this Agreement or the Merger, or
(ii) materially impair the ability of the Surviving Corporation and its subsidiaries to conduct their respective businesses in a substantially similar manner as conducted by the Company and the Company's subsidiaries prior to the Effective Time.

                     (b) Except as set forth in Section 3.7(b) to the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien (other than Permitted Exceptions)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (collectively, "CONTRACTS") to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any Law (including any Gaming Law) applicable to the Company or any of its subsidiaries or any of their respective properties or assets or any Company Permit, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.8 No Default. Neither the Company nor any of its subsidiaries are in violation of any term of (a) its certificate of incorporation, bylaws or other organizational documents, (b) any Contract or (c) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity including any Gaming Law ("LAW") applicable to the Company or any of its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to (i) have, individually or in the aggregate, a Material Adverse Effect on the Company or (ii) prevent or materially delay the performance of this Agreement by the Company.

                     SECTION 3.9 Real Property. (a) Section 3.9(a) of the Company Disclosure Schedule sets forth all of the material real property owned in fee by the Company and its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it, free and clear of all Liens, other than Permitted Exceptions.

                     (b) Section 3.9(b) of the Company Disclosure Schedule sets forth all material leases, subleases and other agreements (the "REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiary that is a party thereto, as the case may be, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. All rents and other sums and charges payable by the Company and its subsidiaries as tenants under the Real Property Leases are materially current and no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the

Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it, free and clear of all Liens, other than Permitted Exceptions.

                     (c) No party to any Real Property Lease has given written notice to the Company or any of its subsidiaries of or made a claim against the Company or any of its subsidiaries with respect to, any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.10 Litigation. Except as disclosed in Section
3.10 of the Company Disclosure Schedule or any of the Company SEC Reports filed after January 1, 2002 but prior to the date of this Agreement, there is no claim, action, proceeding or known investigation (collectively, "CLAIM") pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets, including by or before any Governmental Entity, which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in Section 3.10 of the Company Disclosure Schedule or any of the Company SEC Reports filed after January 1, 2002 but prior to the date of this Agreement, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.11 Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 3.11 of the Company Disclosure Schedule, the Company and its subsidiaries and each of their respective "key persons" (as defined under applicable Gaming Law) are in compliance with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 3.11 of the Company Disclosure Schedule, to the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than those which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.12 Employee Plans. (a) Section 3.12(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all material "employee benefit plans," as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), all material employment, severance, individual consulting, individual compensation or similar agreements, and all material bonus, profit sharing or other incentive compensation, executive compensation, stock option or other stock-related rights, deferred compensation, stock purchase, vacation pay, salary continuation, hospitalization, medical or other health benefits, life insurance or other insurance coverage, workers' compensation, supplemental unemployment benefits, retirement benefit, retiree welfare benefit coverage, scholarship or other educational assistance, or similar agreements (in each case, whether written or unwritten) for which the Company or any ERISA Affiliate has any obligation or liability (contingent or otherwise) with respect to any current or former employee of the Company or any of its subsidiaries (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"). For purposes of this Agreement, "ERISA AFFILIATE" means any Person that, together with the Company, would be treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner. Except as set forth on Section 3.12(a) of the Company Disclosure Schedule, none of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), or is or has been subject to Sections 4063 or 4064 of ERISA ("MULTIPLE EMPLOYER PLANS"), and neither the Company nor any ERISA Affiliate contributes to or has any liability under any Multiemployer Plan.

                     (b) True, correct and complete copies of the following documents, to the extent such documents are applicable with respect to each of the Employee Benefit Plans (other than a Multiemployer Plan) have been made available or delivered to Parent by the Company: (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and schedules thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the most recent financial statements and actuarial valuations prepared for such Employee Benefit Plans, if applicable; and (v) the most recent summary plan descriptions.

                     (c) To the knowledge of the Company, except as disclosed in
Section 3.12(c) of the Company Disclosure Schedule: (i) all material payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date thereof (including any valid extension); (ii) the Company and its ERISA Affiliates have timely performed in all material respects all obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans, have been administered in compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the Company's knowledge, threatened with respect to any Employee Benefit Plan; and (v) the Company and its ERISA Affiliates have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

                     (d) Except as set forth in Section 3.12(d) of the Company Disclosure Statement:

         (i) None of the Employee Benefit Plans is subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has any liability under Title IV of ERISA.

         (ii) Neither the Company nor any ERISA Affiliate or any organization to which the Company or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the last five years which might be alleged to come within the meaning of Section 4069 of ERISA.

                     (e) To the knowledge of the Company, each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "qualified" and the trusts maintained pursuant thereto are exempt from federal income taxation under
Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Employee Benefit Plan or the exemption of such trust in each case, in a manner that would result in a material liability to the Company or any ERISA Affiliate.

                     (f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule or as required by other applicable Law, none of the Employee Benefit Plans provide for continuing retiree health, retiree medical or retiree life insurance coverage for any participant or any beneficiary of a participant.

                     (g) Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, no stock or other security issued by the Company forms or has formed a material part of the assets of any Employee Benefit Plan.

                     (h) Except as contemplated by this Agreement or disclosed in Section 3.12(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event: (i) result in any bonus, retirement, severance or other payment becoming due, or increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such material benefits or (iv) result in any job security or similar benefit or increased such benefit.

                     (i) If the Effective Time occurs after December 31, 2002, except as provided in the written materials provided to Parent on or about August 5, 2002, to the Company's knowledge, other than de minimis amounts, there would be no amounts payable under any contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its ERISA Affiliates that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

                     (j) The Company and its ERISA Affiliates do not maintain, sponsor or have any liability (contingent or otherwise) with respect to any Employee Benefit Plan outside the United States.

                     SECTION 3.13 Labor Matters. (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all labor or collective bargaining agreements to which the Company or any subsidiary is party, and except as set forth therein, there are no other labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries.

The Company has made available or delivered to Parent true and complete copies of the labor or collective bargaining agreements listed in Section 3.14 of the Company Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

                     (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, no employees of the Company or any of its subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification; and, to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, to the Company's knowledge, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

                     (c) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, there are no material unfair labor practice charges alleging any violation of Section 8 of the National Labor Relations Act, as amended, 29 U.S.C. Section 158, pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries.

                     (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries other than any such complaints, charges or claims which are not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (e) The Company and each of its subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes other than any such non-compliance which does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.14 Environmental Matters. (a) For purposes of this Section 3.14, "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, code, rule, regulation, ordinance, or other legal requirement relating to the protection of occupational health or safety or the environment, including natural resources and the protection thereof. For purposes of this Section 3.14, "HAZARDOUS MATERIALS" means any chemicals, materials, substances or wastes in any amount or concentration which are defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances" or "contaminants" or words of similar import, under any Environmental Law, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls. For purposes of this Section 3.14, "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata).

                     (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, (i) the Company and its subsidiaries have obtained and will, as of the Closing, possess all permits, authorizations, consents and approvals required by Environmental Laws for the continued operation of their respective businesses (collectively, "ENVIRONMENTAL PERMITS"), except where the failure to obtain or possess such Environmental Permits would not reasonably be expected to have a Material Adverse Effect on the Company; (ii) the operations of the Company and its subsidiaries have been and are in compliance with all Environmental Laws and Environmental Permits, except for noncompliance that would not reasonably be expected to have a Material Adverse Effect on the Company; (iii) there are no Claims pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging the violation of or non-compliance with Environmental Laws, except for Claims which if adversely decided would not reasonably be expected to have a Material Adverse Effect on the Company; and (iv) to the knowledge of the Company, no Releases of Hazardous Materials have occurred at, from, in, to, on, or under any property currently or formerly owned, operated or leased by the Company or any of its subsidiaries at levels that would reasonably be expected to require investigation, remediation, monitoring or other similar response or remedial actions under Environmental Laws; (v) to the knowledge of the Company, there are no underground storage tanks, active or abandoned or operated or leased by the Company or any of its subsidiaries; (vi) there are no polychlorinated biphenyl-containing equipment or fixtures (excluding lighting fixtures) owned by the Company or any of its subsidiaries, or friable asbestos containing material at any property currently owned, the presence of which would reasonably be expected to result in the Company and its subsidiaries incurring material liabilities under Environmental Laws to address; (vii) neither the Company nor any of its subsidiaries has transported or arranged for the treatment, storage, handling, disposal of any Hazardous Material to any off-site location that has or could result in a Claim under or relating to any Environmental Law against the Company or any of its subsidiaries, except for Claims which, if adversely decided, would not reasonably be expected to have a Material Adverse Effect on the Company; and (viii) no facts, circumstances or conditions exist, including without limitation the presence of Hazardous Materials at, in, on or migrating to or from any property currently or formerly owned, operated or leased by the Company or any of its subsidiaries, that would reasonably be expected to result in the Company or its subsidiaries incurring liability under Environmental Laws, which liability would reasonably be expected to have a Material Adverse Effect on the Company.

                     (c) The Company has provided or otherwise made available to Parent copies of all environmental assessments, audits, investigations, analyses, and other such environmental, health or safety reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by the Company or its subsidiaries ("ENVIRONMENTAL REPORTS") that are in the possession, custody or control of the Company or its subsidiaries or, to the knowledge of the Company, their respective agents or their representatives.

                     SECTION 3.15 Tax Matters. Except as set forth in Section
3.15 of the Company Disclosure Schedule:

                     (a) The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has been a member, have timely filed all federal income Tax Returns and all other Tax Returns required to be filed by them, after giving effect to all extensions permitted by applicable Law. All such Tax Returns are complete and correct in all material respects. The Company and each of its subsidiaries have paid (or the Company has paid on its subsidiaries' behalf) all Taxes due for the periods covered by such Tax Returns. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, other than for any Taxes the amount or validity of which are being contested or disputed in good faith or for which the applicable amount has not been assessed or determined by the appropriate taxing authority. There are no Liens for Taxes (other than Taxes not yet due and payable and Permitted Exceptions) upon any of the assets of the Company or any of its subsidiaries. For purposes of this Agreement, "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, gaming, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real property and other property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign). "TAX RETURNS" shall mean any material report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

                     (b) No material deficiencies or claims for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by the relevant taxing authority during any pending audit or examination or otherwise.

                     (c) None of the Company or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

                     (d) Since January 1, 1999, neither the Company nor any of its subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

                     SECTION 3.16 Material Contracts.

                     (a) Section 3.16(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts. The Company has heretofore made available to Parent true, correct and complete copies of all written Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are either filed (including through incorporation by reference) as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of either the Company or Hollywood Casino Shreveport, a Louisiana general partnership and Shreveport Capital Corporation, a Louisiana corporation, or otherwise that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, severance, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of the Company or any of its subsidiaries (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1999; (v) contracts or agreements with any Governmental Entity; (vi) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred;
(vii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (viii) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company or Shreveport with the SEC on the date hereof; and (ix) commitments and agreements to enter into any of the foregoing (collectively, the "MATERIAL CONTRACTS").

                     (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles). There is no default under any Material Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party, in any such case in which such default or event does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (c) No party to any such Material Contract has given written notice to the Company of or made a Claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.17 Insurance. Section 3.17 of the Company Disclosure Schedule sets forth a list of all material insurance policies (including information on the premiums payable in connection therewith, the scope and amount of the coverage provided thereunder and, for each of the last three (3) years, all loss reserves and/or loss runs relating to such policies) maintained by the Company or any of its subsidiaries, which policies have been issued by insurers that, to the Company's knowledge, are reputable and financially sound, and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice.

                       SECTION 3.18 Intellectual Property.

                     (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all (i) trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, and service marks, including all goodwill associated with all of the foregoing, and all applications, registrations and renewals in connection with all of the foregoing, in any jurisdiction; (ii) inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations-in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) trade secrets, know-how, confidential information, and other proprietary rights and information; (iv) copyrights and works of authorship, whether copyrightable or not, and all applications, registrations and renewals in connection therewith, in any jurisdiction; (v) mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vi) Internet domain names; (vii) databases; and (viii) other similar intellectual property or proprietary rights. All Intellectual Property owned by the Company or its subsidiaries, necessary for the conduct of their businesses on the date hereof and registered with any Governmental Entity, and each material license to use any Intellectual Property necessary for the conduct of their businesses on the date hereof, except for computer software licenses that are commercially available, is listed in Section 3.18(a) of the Company Disclosure Schedule.

                     (b) The Company and its subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens (other than Permitted Exceptions)) all material Intellectual Property used in connection with the business of the Company and its subsidiaries as currently conducted or as reasonably contemplated to be conducted.

                     (c) To the Company's knowledge, the use by the Company of any Intellectual Property owned by the Company and its subsidiaries does not infringe upon or otherwise violate the rights of any person other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (d) The use by the Company of any Intellectual Property claimed to be owned by any other person is in accordance with any applicable license granted by such person (or any person authorized by such person) pursuant to which the Company or any of its subsidiaries acquired the right to use such Intellectual Property other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (e) To the Company's knowledge, no person is challenging, infringing upon or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (f) Neither the Company nor any of its subsidiaries has received any written notice of any assertion or claim, pending or not, with respect to any Intellectual Property used by the Company or its subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (g) To the Company's knowledge, no Intellectual Property owned by and/or licensed to the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (h) Except as set forth in Section 3.18(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has made any material claim of a violation or infringement by others of its Intellectual Property or, to the Company's knowledge, has a basis to make any such material claim in the future.

                     SECTION 3.19 Opinion of Financial Advisor. Goldman, Sachs & Co. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view.

                     SECTION 3.20 Brokers. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates. The Company has made available to Parent true and correct copies of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or any other transactions contemplated by this Agreement.

                     SECTION 3.21 Takeover Statutes. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including, without limitation,
Section 203 of the DGCL, or any antitakeover provision in the Company's certificate of incorporation and bylaws. The provisions of Section 203 of the DGCL do not apply to the Covered Transactions.

                     SECTION 3.22 Amendment to the Company Rights Agreement. The Company Board has taken all necessary action (including any amendment thereof) under the Rights Agreement, dated as of May 7, 1993, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "COMPANY RIGHTS AGREEMENT"), so that (a) none of the execution or delivery of this Agreement, the exchange of the Shares for the Merger Consideration in accordance with
Article II, or any other transaction contemplated hereby, including the Merger, will cause (i) the rights (the "RIGHTS") issued pursuant to the Company Rights Agreement to become exercisable under the Company Rights Agreement, (ii) Parent or Merger Sub to be deemed an "ACQUIRING PERSON" (as defined in the Company Rights Agreement), or (iii) a "TRIGGERING EVENT," a "STOCK ACQUISITION DATE" or a "DISTRIBUTION DATE" (each as defined in the Company Rights Agreement) to occur upon any such event; and (b) the "EXPIRATION DATE" (as defined in the Company Rights Agreement) of the Rights shall occur immediately prior to the Effective Time.

                     SECTION 3.23 Noncompetition Agreements. Except as required by any Gaming Laws or Gaming Authorities or licenses issued thereunder or thereby or as set forth in Section 3.23 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement that purports to restrict or prohibit in any material respect the Company or any of its subsidiaries from, directly or indirectly, engaging in any business currently engaged in by the Company or any of its subsidiaries. To the knowledge of the Company, none of the Company's officers or key employees is a party to any agreement that restricts such officer or key employee from acting as an officer or employee of an entity engaged in any business engaged in by the Company or any of its subsidiaries, except for those restrictions which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.24 Completeness of Disclosure. Neither this Agreement nor any certificate, schedule, statement, document or instrument to be executed by the Company in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                     Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), and except, with respect to Sections 4.3, 4.4, 4.5 and 4.8 hereof, as to matters which would not or would not reasonably be expected to, materially impair, materially delay or prevent the Merger or the consummation of the financing contemplated by the Commitment Letter (as defined herein), Parent and Merger Sub hereby represent and warrant to the Company as follows:

                     SECTION 4.1 Organization. (a) Each of Parent and its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted or proposed by Parent to be conducted.

                     (b) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.2 Authority Relative to This Agreement. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

                     (b) The Boards of Directors of Parent (the "PARENT BOARD") and Merger Sub and Parent as the sole stockholder of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and have taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of Merger Sub for the consummation of the transactions contemplated by this Agreement.

                     SECTION 4.3 SEC Reports; Financial Statements. Parent has filed all required forms, statements, reports and documents with the SEC since the later of January 1, 1999 or the date on which any such filing obligation arose (collectively, "PARENT SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Act, the Exchange Act, or both, as the case may be, each as in effect on the dates such Parent SEC Reports were filed. Except as and to the extent amended, modified, restated or revised in any subsequent Parent SEC Report filed prior to the date of this Agreement, none of the Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements, including all related notes and schedules, contained in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (i) the consolidated financial position of Parent and its consolidated subsidiaries, as of the dates thereof, and (ii) the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments) for Parent and its consolidated subsidiaries. Since the Audit Date, there has not been any material change, or any application or request for any material change, by Parent or any of its consolidated subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                     SECTION 4.4 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed prior to the date of this Agreement, none of Parent or its consolidated subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, whether or not required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Parent (including the notes thereto), which have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.5 Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed prior to the date of this Agreement, since the Audit Date, the business of Parent and each of its subsidiaries has been carried on only in the ordinary and usual course consistent with past practice, none of Parent or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which do or which would reasonably be expected to have, and there have been no events, changes or effects with respect to Parent or its subsidiaries which do or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.6 Consents and Approvals; No Violations. Except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the Nasdaq Stock Market, Inc. ("NASDAQ"), any Gaming Authority, such filings, permits, authorization, consents and approvals relating or applicable to the Company or any of its subsidiaries and not Parent or any of its subsidiaries, the filing and recordation of the Certificate of Merger as required by the DGCL, and as otherwise set forth in
Section 4.6 to the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not and would not reasonably be expected to, individually or in the aggregate, materially impair, materially delay, or prevent the performance of this Agreement or the Merger. Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub or any of Parent's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien (other than Permitted Exceptions)) under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any Law applicable to Parent or Merger Sub or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii), for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.7 Litigation. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed after January 1, 2002 but prior to the date of this Agreement, there is no Claim pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries or any of their respective properties or assets, including by or before any Governmental Entity, which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby, or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed after January 1, 2002 but prior to the date of this Agreement, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.8 Compliance with Applicable Law. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.8 of the Parent Disclosure Schedule, Parent and its subsidiaries and each of their respective "key persons" (as defined under applicable Gaming Law) are in compliance with the terms of the Parent Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. The businesses of Parent and its subsidiaries are not being conducted in violation of any Law applicable to Parent or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.9 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability to nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                     SECTION 4.10 Brokers. Except as set forth in Section 4.10 of the Parent Disclosure Schedule, no broker, finder or investment banker (other than Lehman Brothers, Inc.) is entitled to any brokerage, finder's or other advisory fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub or any of their affiliates.

                     SECTION 4.11 Financing. Parent has obtained a written commitment (the "COMMITMENT LETTER") from Bear Stearns & Co. Inc., Bear Stearns Corporate Lending Inc. (collectively, "BEAR") and Merrill Lynch Capital Corporation ("MERRILL") to provide financing in connection with the Merger and the other transactions contemplated by this Agreement, a true and correct copy of which has been provided by Parent to the Company. The Commitment Letter has not been amended and is in full force and effect. Parent does not know of any facts that would reasonably be expected to, individually or in the aggregate, materially impair, materially delay or prevent the consummation of the financing contemplated by the Commitment Letter or that would cause the funds to be provided by Bear and Merrill under the Commitment Letter to be insufficient to fund Parent's and Merger Sub's obligations under this Agreement or as otherwise required or contemplated by or under the Commitment Letter.

                     SECTION 4.12 No Ownership of Securities. None of Parent, Merger Sub or any of their respective subsidiaries own, beneficially, or of record, any Shares or other debt or equity securities of the Company, except for not more than 100 shares of the Company Common Stock owned by Parent or its subsidiaries.

                     SECTION 4.13 Completeness of Disclosure. Neither this Agreement nor any certificate, schedule, statement, document or instrument to be executed by Parent or Merger Sub in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                                    ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

                     SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, or to the extent prohibited or required by any Gaming Authority or to the extent a prior approval of a Gaming Authority is required to agree to the undertaking, during the period from the date hereof to the Effective Time, the Company will use reasonable best efforts and will cause each of its subsidiaries to use reasonable best efforts to conduct its operations in the ordinary and usual course of business consistent with past practice (including with respect to its capital maintenance programs) and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact the current business organizations of the Company and each of its subsidiaries, keep available the service of the current officers and employees of the Company and each of its subsidiaries and preserve the Company's and its subsidiaries' relationships with customers, suppliers and all others having business dealings with the Company or any of its subsidiaries to the end that goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 5.1(g) or (m) of the Company Disclosure

Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, and the Company will not permit any of its subsidiaries to, without the prior written consent of Parent which consent shall not be unreasonably withheld or delayed:

                     (a) adopt any amendment to the certificate of incorporation or bylaws (or other similar governing instruments) of the Company or any of its subsidiaries;

                     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for (i) the issuance or sale of Shares pursuant to outstanding Company Stock Options or (ii) the granting of Company Stock Options to directors of the Company pursuant to its 1996 Non-Employee Director Stock Plan;

                     (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries (including redeeming any Rights);

                     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

                     (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its subsidiaries (other than through the Merger);

                     (f) (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice, and except for the incurrence or increase in obligations among the Company and its direct or indirect wholly owned subsidiaries (other than HWCC-Louisiana, Inc. and its direct and indirect subsidiaries, collectively, "SHREVEPORT"); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice, and except for the incurrence or increase in obligations among the Company and its direct or indirect wholly owned subsidiaries (other than Shreveport); (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company, other than Shreveport, or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice);
(iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its or any of its subsidiaries' material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon, other than Permitted Exceptions, and except for the incurrence or increase in obligations among the Company and its direct or indirect wholly owned subsidiaries (other than Shreveport);

                     (g) except as (i) set forth in Section 5.1(g) of the Company Disclosure Schedule, (ii) may be required by Law or (iii) contemplated by this Agreement, enter into, adopt or amend or terminate any Employee Benefit Plan or any other bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as set forth in Section 5.1(g) of the Company Disclosure Schedule and except for increases or changes in the ordinary and usual course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

                     (h) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including capital stock of the Company's subsidiaries, outside the ordinary and usual course of business consistent with past practice or any assets, including capital stock of the Company's subsidiaries, which in the aggregate are material to the Company and its subsidiaries taken as a whole or enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice;

                     (i) except as may be required as a result of a change in Law or in GAAP, change in any material adverse respect any accounting principles, policies, or practices of the Company or any of its subsidiaries;

                     (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

                     (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

                     (l) make or revoke or otherwise modify any Tax election (including any election pertaining to net operating losses) or settle or compromise any Tax liability, in each case material to the Company and its subsidiaries taken as a whole or change or make a request to any taxing authority to change in any adverse manner any material aspect of its method of accounting for Tax purposes;

                     (m) except as set forth in Section 5.1(m) of the Company Disclosure Schedule, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice;

                     (n) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract, or enter into any Contract that would be a Material Contract if entered into as of the date hereof, in either case other than in the ordinary course of business consistent with past practice; or make or agree to make any capital expenditure, other than capital expenditures that are made in the ordinary course of business consistent with past practice and that are made substantially in accordance with the levels (in dollars), categories and timing for capital expenditures contained in the 2002 capital expenditure budgets provided to Parent and, with respect to capital expenditures made in 2003, such capital expenditures will not exceed the amounts included in the Company's financial projections heretofore provided to Parent and the timing and category of such capital expenditures will be consistent with the Company's past practices and operating strategy;

                     (o) waive, release, assign, settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or any other rights, claims or litigation material to the Company or any of its three principal casino operating subsidiaries or regarding an amount in excess of $50,000 for any of the Company's other subsidiaries;

                     (p) except as otherwise required by Law, enter into any or modify in any material respect any collective bargaining agreement; or

                     (q) take, propose to take, agree in writing or otherwise to take or authorize to take, any of the actions described in Sections 5.1(a) through 5.1(p).

                     SECTION 5.2 Other Actions. Except as required by Law, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that would reasonably be expected to, (i) result in any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) result in any of such representations and warranties that are not so qualified becoming untrue in any material respect,
(iii) result in any of the conditions to the consummation of the Merger, the financing under the Commitment Letter or the other transactions contemplated hereby not being satisfied, or (iv) materially impair, materially delay or prevent the consummation of the Merger and the other transactions contemplated hereby.

                     SECTION 5.3 Access to Information. (a) Between the date hereof and the Effective Time, the Company (i) will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours or other mutually agreeable times to all employees, casinos, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries,
(ii) will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and (iii) will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub promptly with such financial and operating data and other information with respect to the business, properties, personnel (including with respect to labor relations and union organizing activities) or other aspects of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, including in the case of (i), (ii) and (iii), promptly providing such access, inspections and financial operating data and other information (including projections) reasonably requested by Parent in connection with its efforts to consummate the financing contemplated by the Commitment Letter, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made in this Agreement.

                     (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Merger Sub (i) within the earlier to occur of ten (10) business days after the delivery thereof to management or twenty-nine (29) days after the end of the month for which such internal monthly financial statements and data pertain, such internal monthly financial statements and data as are regularly prepared by the Company for distribution to the Company's executive management, and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause (ii)) shall be in accordance with the books and records of the Company.

                     (c) The parties shall comply with, and shall cause their respective representatives to comply with, all of their respective obligations under that certain Mutual Confidentiality and Standstill Agreement entered into between the Company and Parent dated January 18, 2002 (the "CONFIDENTIALITY AGREEMENT") in connection with the information furnished pursuant to this Agreement.

                     (d) Furthermore, the Company hereby agrees to enforce, at the reasonable request and expense of Parent, all material rights that the Company or any of its subsidiaries may have under any "standstill," confidentiality or other similar agreements entered into in connection with any acquisition transaction involving the Company or any of its subsidiaries.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                     SECTION 6.1 Stockholder Meeting. The Company shall take all lawful action to (a) cause its annual meeting of stockholders or a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and (b) solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement. The Company Board shall recommend approval and adoption by the Company's stockholders of this Agreement and the Merger and, except as permitted by Section 6.6, the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

                     SECTION 6.2 Preparation of the Proxy Statement. The Company will, as promptly as practicable after the execution of this Agreement (and in any event, within forty-five (45) days after the date hereof), prepare and file with the SEC the proxy statement and any amendments or supplements thereto relating to the Company Stockholder Meeting to be held in connection with the Merger (the "PROXY STATEMENT"). Parent and Merger Sub shall cooperate with the Company in the preparation and filing of the Proxy Statement. The Company will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement prior to filing. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly thereafter as practicable. The Company shall, as promptly as practicable after the receipt thereof, provide to Parent copies of any written comments and advise Parent of any oral comments with respect to the Proxy Statement received from the staff of the SEC. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide Parent with a copy of all such filings with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date.

                     SECTION 6.3 Company Information Supplied. The Company covenants that the Proxy Statement will not, at the date mailed to stockholders of the Company and at the time of the Company Stockholder Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers or directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                     SECTION 6.4 Parent and Merger Sub Information Supplied. Each of Parent and Merger Sub covenant that none of the information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, at the date mailed to stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers or directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly so advise the Company of such event in sufficient detail to allow the Company to prepare and file any such amendment or supplement.

                     SECTION 6.5 Efforts; Cooperation. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, including, without limitation, to (i) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (ii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Act, the Exchange Act, any other applicable federal or state securities or blue sky Laws, (B) the HSR Act, (C) the DGCL, (D) any other applicable Law, (E) any Gaming Laws applicable to such party and (F) the rules and regulations of the American Stock

Exchange. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and, except as required by Law, none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within twenty (20) business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, as promptly as practicable all other actions consistent with this Section 6.5 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                     (b) Without limiting the generality of Section 6.5(a), each of Parent and the Company shall (i) cooperate in all material respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) keep the other party promptly informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

                     (c) Without limiting the generality of Section 6.5(a), each of Parent and the Company shall use its reasonable best efforts to, as promptly and expeditiously as practicable, (i) file all required applications for Parent and all "key persons" (as defined under applicable Gaming Laws) to obtain the necessary approvals from all applicable Gaming Authorities in order to consummate the transactions contemplated hereby; and (ii) request an accelerated review from such Gaming Authorities in connection with such filings.

                     (d) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.5(a), (b) and (c), each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person with respect to the transactions contemplated hereby under any Antitrust Law or Gaming Law or by any Gaming Authority. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, Gaming Law or the rules and regulations of any Gaming Authority, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to, as promptly as practicable, contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
6.5 shall (i) limit a party's right to terminate this Agreement pursuant to
Article VIII so long as such party has up to then complied in all material respects with its obligations under this Section 6.5, or (ii) require Parent to
(A) dispose of or hold separate any part of its or the Company's businesses or operations (or a combination of Parent's and the Company's businesses or operations), (B) agree not to compete in any geographic area or line of business or (C) remove or replace any "key person" (as defined under applicable Gaming
Laws), except, in each case, as would not have a Material Adverse Effect on Parent.

                     (e) Without limiting the generality of Section 6.5(a), the Company shall use its reasonable best efforts to cooperate with Parent in its efforts to secure the financing contemplated by the Commitment Letter.

                     (f) Without limiting the generality of the foregoing, the Company shall prevent the Foreign Subs from conducting any business.

                     SECTION 6.6 Acquisition Proposals. (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.6, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) initiate, solicit or encourage any inquiries, offers or proposals that constitute, or may reasonably be expected to lead to, a proposal or offer for (x) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction, (y) any sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets representing twenty percent (20%) or more of the assets of the Company and its subsidiaries, taken as a whole, or (z) sale of shares of capital stock representing, individually or in the aggregate, twenty percent (20%) or more of the voting power of the Company other than to the Company or any subsidiary of the Company, including, without limitation, by way of a tender offer or exchange offer by any person (other than the Company or a subsidiary of the Company) for shares of capital stock representing twenty percent (20%) or more of the voting power of the Company (any of the foregoing inquiries, offers or proposals being referred to in this Agreement as an "ACQUISITION PROPOSAL"), (ii) participate in any discussions or negotiations concerning, or provide to any person or entity any information or data relating to the Company or any subsidiary of the Company for the purposes of making, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal or (iv) take any other action materially inconsistent with the obligations and commitments assumed by the Company pursuant to this Section 6.6; provided, however, that, subject to the Company's compliance with this Section 6.6, nothing contained in this Section
6.6 or elsewhere in this Agreement shall prevent the Company or the Company Board from, either prior to receipt of the Company Requisite Vote or at any time after February 28, 2003, (A) entering into a definitive agreement providing for the implementation of a Superior Proposal if the Company or the Company Board is concurrently terminating this Agreement pursuant to Section 8.3(a), (B) furnishing non-public information to, entering into customary confidentiality agreements with, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal to the Company or its stockholders, if the Company Board determines in its good faith reasonable judgment after consultation with the Company Financial Advisor or other nationally-recognized independent financial advisors that such Acquisition Proposal, if accepted, constitutes, or is reasonably likely to lead to or result in, a Superior Proposal or (C) taking and disclosing to its stockholders a position with respect to such Acquisition Proposal contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making any other public disclosure that the Company Board determines in its good faith reasonable judgment, after consultation with independent legal counsel, is required under applicable Law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and will promptly inform the individuals or entities referred to in the first sentence of this Section 6.6(a) of the obligations undertaken in this Section 6.6.

                     (b) The Company shall (i) promptly (and in any event no later than twenty-four (24) hours after receipt by the Company Board or a senior executive officer of the Company) notify Parent orally and in writing after receipt by the Company (or its advisors) of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make, or which may reasonably be expected to lead to, an Acquisition Proposal, including the material terms and conditions thereof and the identity of the person making it, (ii) promptly (and in any event no later than twenty-four (24) hours after receipt by the Company Board or a senior executive officer of the Company) notify Parent orally and in writing after receipt of any request for non-public information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any person that, to the Company's knowledge, may be considering making, or has made, an Acquisition Proposal, and (iii) receive from any person that may make or has made an Acquisition Proposal and that requests non-public information relating to the Company and/or any of its subsidiaries, an executed confidentiality letter in reasonably customary form and containing terms that are as stringent in all material respects as those contained in the Confidentiality Agreement prior to delivery of any such non-public information. Oral notice shall be deemed given by making a telephone call to Robert Krauss at 215.864.8202 and speaking with him directly or leaving a voice mail message or to such other person and telephone number as may be directed in writing by Parent. Written notice shall be deemed given to Parent upon notice to Parent in accordance with Section 9.3.

                     (c) The Company Board will not withdraw or modify, or propose to withdraw or modify, in any manner adverse to Parent, its approval or recommendation of this Agreement or the Merger except in connection with a Superior Proposal and then only upon or after the termination of this Agreement pursuant to Section 8.3(a).

                     SECTION 6.7 Public Announcements. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by any applicable Gaming Authority, Governmental Entity or Law or by obligations pursuant to any listing agreement with the American Stock Exchange or Nasdaq, as determined by the Company, Parent or Merger Sub, as the case may be, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement. Without limiting the foregoing, the Company will not publicly disclose any guidance concerning the expected earnings or other performance of the Company or any of its subsidiaries; provided, however, that the Company shall publicly disclose that it is no longer providing such guidance as a result of the requirements of this Section 6.7 and shall be permitted to provide guidance if, based on the advice of outside legal counsel, the provision of such guidance is required or advisable under applicable Law.

                     SECTION 6.8 Indemnification; Directors' and Officers' Insurance.

                     (a) From and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the parties hereto (each, an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), Claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in, settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part
(i) based on, or arising out of the fact that such person is or was a director or officer of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, Claim, damage or liability (whether or not arising before the Effective
Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable Law and upon receipt of any affirmation and undertaking required by applicable Law, (ii) Parent will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law and Parent's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                     (b) After the Effective Time, Parent shall cause to be maintained in effect a policy of directors' and officers' liability insurance providing tail coverage for the benefit of those persons who are covered by a directors' and officers' liability insurance policy maintained by the Company at the Effective Time for the maximum term and coverage (not to exceed the coverage amount provided by the Company's policy that was effective on November 1, 2001) that can be obtained for the payment of an aggregate premium cost to Parent not greater than six hundred percent (600%) of the annual premium payable by the Company for its directors' and officers' liability insurance that was effective as of November 1, 2001, the amount of coverage and term of such policy to be advised by the Company to Parent.

                     (c) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this
Section 6.8.

                     (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification and advancement of expenses now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, all of which the Company represents are listed on Schedule 6.6, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                     (e) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                     SECTION 6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement which is qualified as to materiality to be untrue or inaccurate, or any representation or warranty not so qualified to be untrue or inaccurate in any material respect, at or prior to the Effective Time, (b) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under the Commitment Letter, (c) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (e) in the case of the Company, any Material Adverse Effect on the Company, and in the case of Parent, any Material Adverse Effect on Parent; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice or otherwise affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                     SECTION 6.10 Employee Matters. (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries as of the Effective Time under the provisions of all employment, bonus, consulting, termination, severance, change in control and indemnification agreements between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its subsidiaries; provided, however, that this Section 6.10 shall not be construed to limit Parent or the Surviving Corporation's ability to amend or terminate any such agreement to the extent permitted by Law and the terms of each such agreement.

                     (b) Following the Effective Time and for a period of 6 months thereafter, Parent shall provide or shall cause the Surviving Corporation to provide, to all individuals who are employees of the Company at the Effective Time and whose employment will continue following the Effective Time (the "ASSUMED EMPLOYEES") with: (i) compensation, employee benefits, and terms and conditions of employment that are substantially similar, in the aggregate, as Parent provides to similarly-situated employees of Parent; (ii) compensation, employee benefits, and terms and conditions of employment that are substantially similar, in the aggregate, to those of the Company as in effect immediately prior to the Effective Time; or (iii) a combination of clauses (i) and (ii); provided that such compensation, employee benefits, and terms and conditions of employment are substantially similar, in the aggregate, to those in effect for the Assumed Employees immediately prior to the Effective Time. Following the Effective Time, to the extent permitted by Law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, and the approval of any insurance carrier, third party provider or the like with reasonable best efforts of Parent, each Assumed Employee shall receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for employment, compensation, and employee benefit plan purposes with the Company prior to the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Assumed Employee or the funding of any such benefit. Parent and the Surviving Corporation will also cause all (A) pre-existing conditions and proof of insurability provisions, for all conditions that all Assumed Employees and their covered dependents have as of the Closing, and (B) waiting periods under each plan that would otherwise be applicable to newly hired employees to be waived in the case of clause (A) or clause (B) with respect to Assumed Employees to the same extent waived or satisfied under the Employee Benefit Plans; provided that nothing in this sentence shall limit the ability of Parent or the Surviving Corporation from amending or entering into new or different employee benefit plans or arrangements provided such plans or arrangements treat the Assumed Employees in a substantially similar manner as employees of Parent or the Surviving Corporation, as applicable, are treated.

                     (c) Parent and the Surviving Corporation will give each Assumed Employee credit, for purposes of Parent's and the Surviving Corporation's vacation and/or other paid leave benefit programs, for such employees accrued and unpaid vacation and/or paid leave balance as of the Effective Time.

                     (d) Nothing contained in this Agreement is intended to (i) confer upon any Assumed Employee any right to continued employment after the Effective Time or (ii) prevent Parent or the Surviving Corporation from reserving the right to amend, modify or terminate any of their respective benefit plans.

                     SECTION 6.11 SEC Filings. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                     SECTION 6.12 Fees and Expenses. Except as otherwise contemplated in Section 8.6, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except for Expenses incurred, other than attorneys' fees, in connection with the filing of the premerger Notification and Report Forms relating to the Merger under the HSR Act and except for filing, printing and mailing fees incurred in connection with the filing, printing and mailing of the Proxy Statement, which shall be shared equally by the Company and Parent. As used in this Agreement, "EXPENSES" includes all expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                     SECTION 6.13 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub (i) to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (ii) not to conduct any business prior to the Effective Time other than in connection with the Merger and the transactions contemplated by this Agreement.

                     SECTION 6.14 Stock Delisting. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be delisted from the American Stock Exchange and deregistered under the Exchange Act as soon as practicable following the Effective Time.

                     SECTION 6.15 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of Parent and the Company and their respective boards of directors shall, subject to their fiduciary duties under applicable Law, grant such approvals and take such actions as are necessary so that the Merger and such transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and such transactions.

                     SECTION 6.16 Control of the Company's Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time.

                     SECTION 6.17 Financing. Parent shall use its reasonable best efforts to obtain and effectuate the financing contemplated by the Commitment Letter including, without limitation, the consummation of the tender offer and consent solicitation for, or discharge or defeasance of, the Company's indebtedness as contemplated in the Commitment Letter on the terms set forth therein and shall keep the Company apprised of all developments that would materially affect or delay such financing, including, without limitation, matters referred to in Section 6.9(b). Parent shall not, or permit any of its subsidiaries to, without the prior written consent of the Company, take any action or enter into any transaction, including, without limitation, any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing that would reasonably be expected to materially impair, materially delay or prevent the financing contemplated by the Commitment Letter. Parent shall not amend or alter, or agree to amend or alter the Commitment Letter in any manner that would materially impair, materially delay or prevent the Merger or the financing contemplated by the Commitment Letter without the prior written consent of the Company. In the event that the Commitment Letter shall expire or be terminated for any reason, Parent shall promptly notify the Company of such event and the reasons therefor.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                     SECTION 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

                     (a) This Agreement shall have been approved and adopted by the Company Requisite Vote.

                     (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

                     (c) There shall not be in effect any Law (including, without limitation, any Gaming Law) of any Governmental Entity (including, without limitation, any Gaming Authority) of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and Parent, taken as a whole, as if the Merger had been consummated, and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

                     (d) Parent, Merger Sub and the Company shall have obtained the consent, approval or waiver of each Governmental Entity or other person set forth on Schedule 7.1(d) without any limitation, restriction or condition that has, or would reasonably be expected to have, a Material Adverse Effect on the Surviving Corporation or Parent after giving effect to the Merger.

                     SECTION 7.2 Conditions to the Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

                     (a) The representations and warranties of the Company contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

                     (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                     (c) Since the date of this Agreement, there shall have been no event which, individually or in the aggregate, results in or would reasonably be expected to result in a Material Adverse Effect on the Company.

                     (d) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

                     (e) Bear, Merrill and any other lenders under the financing contemplated by the Commitment Letter are ready and willing to fund the amounts contemplated by the Commitment Letter on the terms set forth therein.

                     (f) All loans and other advances made to stockholders, employees, officers or directors of the Company or any of the Company's subsidiaries in excess of $5,000, individually or in the aggregate (excluding
(x) loans between the Company and any of the Company's subsidiaries or between any two of the Company's subsidiaries and (y) loans and advances to employees for reasonable, travel, business and moving expenses in the ordinary course of business), shall have been repaid, and Parent shall have received evidence of such repayment satisfactory in form and substance to Parent in its sole discretion.

                     (f) Holders of not more than ten percent (10%) of the outstanding shares of Company Common Stock shall have properly demanded appraisal rights for their shares under the DGCL.

                     SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

                     (a) The representations and warranties of Parent and Merger Sub contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and Merger Sub pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

                     (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                     (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).


                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

                     SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

                     SECTION 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

                     (a) the Merger shall not have been consummated on or before two hundred seventy (270) days from the date of this Agreement, whether such date is before or after the date of approval of the Merger by the Company Requisite Vote (as may be extended as hereinafter provided, the "TERMINATION DATE"); provided, however, that if either Parent or the Company determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Gaming Authority, the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond three hundred sixty-five (365) days from the date of this Agreement.

                     (b) the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

                     (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Requisite
Vote); or

                     (d) any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Section 7.1(b) or 7.1(d), as applicable, and
(i) such denial of a request to issue such order, decree, ruling or take such other action shall have been final and nonappealable or (ii) such order, decree, ruling or other action is not reasonably likely to be issued or taken within one year after the date hereof;

provided, that the right to terminate this Agreement pursuant to this Section
8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

                     SECTION 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board:

                     (a) prior to the Company Requisite Vote or at any time after February 28, 2003, if the Company Board shall have approved, and the Company shall have concurrently entered into, a definitive agreement providing for the implementation of a Superior Proposal, so long as such action is not prohibited by Section 6.6;

                     (b) if there is a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date; or

                     (c) upon written notice to Parent if (i) the Commitment Letter shall have expired or have been terminated or (ii) prior to the end of any calendar quarter ending after the date hereof or any calendar month ending after January 31, 2002, the Company requests Parent to deliver to the Company a certificate pursuant to this Section 8.3(c) and Parent does not within forty-five (45) days of the end of such quarter or within thirty (30) days of the end of such month, as applicable, deliver such certificate of Parent signed by a responsible officer stating that the Commitment Letter is in full force and effect and that, after inquiry of Bear and Merrill, Parent does not know of any facts that would reasonably be expected to materially impair, materially delay or prevent the consummation of the financing contemplated by the Commitment Letter; provided, however, that the right to terminate this Agreement under this
Section 8.3(c) shall not be available to the Company unless within ten (10) days of receiving written notice by the Company of its intention to terminate this Agreement under this Section 8.3(c), Parent does not (A) secure an extension of the Commitment Letter (if expired or terminated), (B) secure an amendment of the Commitment Letter that allows it to deliver the certificate referenced in this
Section 8.3(c), or (C) secure a commitment letter for alternate or additional financing upon terms reasonably acceptable to the Company. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 8.3(c) shall not be available to the Company if it has breached in any material respect its obligations under this Agreement in any manner that contributed to Parent's inability to deliver the certificate referenced in this Section 8.3(c).

                     SECTION 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Parent Board:

                     (a) if the Company enters into a binding agreement for a Superior Proposal;

                     (b) if there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Sections 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date; or

                     (c) after the occurrence of a Material Adverse Effect on the Company.

                     SECTION 8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than this Section 8.5 and Sections 5.3(c), 6.12, 8.6 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of any of its representations or warranties or the breach of any of its covenants or agreements set forth in this Agreement.

                     SECTION 8.6 Termination Amount and Expenses.

                     (a) Except as set forth in this Section 8.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 6.12.

                     (b) The Company agrees that, if the Company shall terminate this Agreement pursuant to Section 8.3(a) or Parent shall terminate this Agreement pursuant to Section 8.4(a) then the Company shall pay to Parent on or before the Termination Payment Date, a termination fee in an amount equal to $15,000,000 plus an additional amount determined in accordance with the provisions of Schedule 8.6, for a total amount not to exceed $27,500,000 (the "TERMINATION AMOUNT"). As used in this Agreement, "TERMINATION PAYMENT DATE" shall mean the earlier to occur of: (i) the date that is one (1) year after the Termination Date, or (ii) the date on which a Superior Proposal is consummated by the Company, and if the Superior Proposal terminates without being consummated, the Company shall pay with the Termination Amount interest thereon at the rate of nine percent (9%) per annum from the date of termination of the Superior Proposal to the date of payment. For purposes of this Agreement the "value" of consideration other than cash payable in a Superior Proposal shall be the fair market value as determined in good faith by the Company Board for purposes of valuing the Superior Proposal, except that any publicly-traded security shall be valued as follows: (i) if the security is then traded on a national securities exchange or Nasdaq (or a similar national quotation system), then the value of the security shall be deemed to be the average of the closing prices of the security on such exchange or system over the ten (10) trading day period ending on the date this Agreement is terminated pursuant to Section 8.3(a) or 8.4(a) or (ii) if the security is actively traded over-the-counter, then the value of the security shall be deemed to be the average of the midpoints between the closing bid and asked prices of the security over the ten

(10) trading day period ending on the date this Agreement is terminated pursuant to Section 8.3(a) or 8.4(a).

                     (c) The Company agrees that, if Parent shall terminate this Agreement pursuant to Section 8.4(b), the Company shall pay to Parent, within five (5) business days of receipt by Company of a written notice from Parent evidencing Parent's documented Expenses, an amount equal to Parent's documented Expenses not to exceed $3,500,000 in the aggregate.

                     (d) Parent agrees that, if the Company shall terminate this Agreement pursuant to Section 8.3(b), Parent shall pay to the Company, within five (5) business days of receipt by Parent of a written notice from the Company evidencing the Company's documented Expenses, an amount equal to the Company's documented Expenses not to exceed $3,500,000 in the aggregate.

                     (e) Each of Parent and the Company agrees that the payments provided for in this Section 8.6 shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to Article VIII, and such remedy shall be limited to the payments stipulated in this Section 8.6; provided, however, that nothing in this Agreement shall relieve any party hereto of any liability or damages resulting from any willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement. Notwithstanding the foregoing, any recovery by Parent under Section 8.6(b) or Section 8.6(c) is intended to be mutually exclusive and in no event shall Parent be entitled to payment under both such Sections.

                     (f) Each Party acknowledges that the agreements contained in this Section 8.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, such party would not enter into this Agreement; accordingly, if a party fails to pay promptly amounts due hereunder, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for such amounts, the non-prevailing party shall pay the prevailing party's expenses (including attorneys' fees) incurred in connection with such suit.

                     (g) Any payment required to be made pursuant to this
Section 8.6 shall be made on the requisite payment date by wire transfer of immediately available funds to an account designated by Parent or the Company, as applicable.

                     SECTION 8.7 Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

                     SECTION 8.8 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                   ARTICLE IX

                                  MISCELLANEOUS

                     SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                     SECTION 9.2 Entire Agreement; Assignment. (a) This Agreement (including any exhibits, schedules and annexes to this Agreement), the Company Disclosure Schedule and the Parent Disclosure Schedule constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

                     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                     SECTION 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (a) five (5) business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, that the fax is promptly confirmed by telephone confirmation thereof, (c) when delivered, if delivered personally to the intended recipient, or (d) one (1) business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

         if to Parent or to Merger
         Sub, to:                     Penn National Gaming, Inc.
                                      825 Berkshire Boulevard, Suite 200
                                      Wyomissing, Pennsylvania  19610
                                      Attention: Peter M. Carlino
                                                 Chief Executive Officer
                                      Facsimile: (610) 373-4966
         with a copy to:              Morgan, Lewis & Bockius LLP
                                      1701 Market Street
                                      Philadelphia, Pennsylvania  19103-2921
                                      Attention:  Peter S. Sartorius, Esquire
                                      Facsimile:  (215) 963-5299

         if to the Company, to:       Hollywood Casino Corporation
                                      Two Galleria Tower
                                      13455 Noel Road, Suite 2200
                                      Dallas, Texas  75240
                                      Attention: Edward T. Pratt III
                                                 Chief Executive Officer
                                      Facsimile: (972) 716-3903

         with copies to:              Hollywood Casino Corporation
                                      Two Galleria Tower
                                      13455 Noel Road, Suite 2200
                                      Dallas, Texas  75240
                                      Attention: Walter E. Evans
                                                 General Counsel
                                      Facsimile: (972) 716-3903

         and                          Weil, Gotshal & Manges LLP
                                      100 Crescent Court, Suite 1300
                                      Dallas, Texas  75201
                                      Attention:  Michael A. Saslaw
                                      Facsimile:  (214) 746-7777

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

                     SECTION 9.4 Governing Law; Consent to Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to its conflict of laws rules. Each party to this Agreement hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "DELAWARE Court"), and not in any other state or federal court in the United States of America or any court in any other country, (b) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoints, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum or is subject to a jury trial.

                     SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                     SECTION 9.6 Parties in Interest. Subject to Section 9.2(b), this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                     SECTION 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                     SECTION 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at Law or in equity.

                     SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                     SECTION 9.10 Interpretation. (a) The words "hereof," "herein," "hereby" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                     (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to [date]. The phrase "made available" in this agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

                     (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                     SECTION 9.11 Definitions.

                     (a) "CODE" means the Internal Revenue Code of 1986, as amended.

                     (b) "GAMING AUTHORITY" means any Governmental Entity with regulatory control or jurisdiction over the conduct of lawful gaming or gambling, including, without limitation, the Alcohol and Gaming Commission of Ontario, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, the Illinois Governing Board, the Louisiana Gaming Control Board, the Mississippi Gaming Commission, the Mississippi State Tax Commission, the New Jersey Racing Commission, the New Jersey Casino Control Commission, the Pennsylvania State Horse Racing Commission, the Pennsylvania State Harness Racing Commission, the West Virginia Racing Commission and the West Virginia Lottery Commission.

                     (c) "GAMING LAWS" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, registration, finding of suitability, license, judgment, order, decree, injunction or other authorization governing or relating to the current (or, in the case of the Company and its subsidiaries, contemplated) manufacturing, distribution, casino gambling and gaming activities and operations of the Company and Parent and their respective subsidiaries, including, without limitation, the Ontario Gaming Control Act and the rules and regulations promulgated thereunder, the Illinois Riverboat Act and the rules and regulations promulgated thereunder, the Colorado Limited Gaming Act and the rules and regulations promulgated thereunder, the Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the New Jersey Racing Act of 1940 and the rules and regulations promulgated thereunder, the New Jersey Casino Control Act and Casino Simulcasting Act and the rules and regulations promulgated thereunder, the Pennsylvania Racing Act and the rules and regulations promulgated thereunder, the West Virginia Horse and Dog Racing Act and the rules and regulations promulgated thereunder and the West Virginia Racetrack Video Lottery Act and the rules and regulations promulgated thereunder and all applicable local rules and ordinances.

                     (d) "KNOW" or "KNOWLEDGE" means, with respect to any party, the actual knowledge of any executive officer or director of such party.

                     (e) "LEASE" means any lease of property, whether real, personal or mixed, and all amendments thereto, and shall include without limitation all use of occupancy agreements.

                     (f) "MATERIAL ADVERSE EFFECT" means with respect to any party, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to have a material adverse effect on (i) the business, assets, results of operations or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby; provided, however, that no changes, circumstances or effects resulting from general economic conditions or general gaming industry developments applicable in the United States generally that are not directed specifically at any jurisdiction in which such party or its subsidiaries conduct business shall be deemed to constitute, create or cause a Material Adverse Effect.

                     (g) "PERMITTED EXCEPTIONS" means (i) Liens for current Taxes or other governmental charges not yet due and payable or delinquent, the amount or validity of which is being contested in good faith by appropriate proceedings or which may thereafter be paid without penalty (ii) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, material in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of any property subject thereto or affected thereby, (iii) Liens securing debt for borrowed money of the underlying fee owner where the Company or a subsidiary of the Company or Parent or a subsidiary of Parent, as the case may be, is a lessee, (iv) levies not at the time due or which are being contested in good faith by appropriate proceedings, (v) mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days (vi) zoning, entitlement and other land use and environmental regulations by any Governmental Entity (vii) purchase money security interests for gaming equipment, (viii) Liens arising under any existing agreement of the Company or any of its subsidiaries for borrowed money or any indenture to which the Company or any of its subsidiaries is a party and which is a Material Contract and (ix) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any property subject thereto or affected thereby.

                     (h) "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, other entity or group (as defined in the Exchange
Act).

                     (i) "REAL PROPERTY" means all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interests which are owned or used by the Company or any of its subsidiaries, as of the date hereof, in the operations of the business of the Company or any of the Company's subsidiaries, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

                     (j) "SUBSIDIARY" means, when used with reference to any person, any corporation or other organization or entity, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such person is a general or managing partner or (ii) the outstanding voting securities or interests of, which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or entity, or which otherwise constitutes 50% or more of the voting or economic interest in such corporation, organization or entity, is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries.

                     (k) "SUPERIOR PROPOSAL" means a bona fide, unsolicited, written Acquisition Proposal (other than from Parent or its subsidiaries) for the acquisition of all the equity interest in, or all or substantially all of the assets of the Company and the Company's subsidiaries on terms which a majority of the members of the Company Board determine in their good faith judgment (after consultation with the Company Financial Advisor or other nationally-recognized independent financial advisors) and after taking into account all legal, financial, regulatory and other material aspects of the Acquisition Proposal, and the person making the proposal, (i) will result in terms that are more favorable from a financial point of view to the Company's stockholders than the Merger, and (ii) is reasonably likely to be consummated.



                            [signature page follows]

                     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                 PENN NATIONAL GAMING, INC.

                                 By: /s/ Peter M. Carlino
                                     -----------------------------------------
                                     Name: Peter M. Carlino
                                     Title: Chief Executive Officer



                                 P ACQUISITION CORP.

                                 By: /s/ Robert S. Ippolito
                                     -----------------------------------------
                                     Name: Robert S. Ippolito
                                     Title: Chief Executive Officer



                                 HOLLYWOOD CASINO CORPORATION

                                 By: /s/ Edward T. Pratt III
                                     -----------------------------------------
                                     Name: Edward T. Pratt III
                                     Title: Chief Executive Officer

                                  SCHEDULE 8.6


                                                                 TERMINATION FEE (IN THOUSANDS)
                               --------------------------------------------------------------------------------------
  PRICE TO BE PAID PER SHARE
 PURSUANT TO SUPERIOR PROPOSAL             BASE AMOUNT                  ADDITIONAL AMOUNT               TOTAL AMOUNT
 -----------------------------             -----------                  -----------------               ------------
             $12.75                          $15,000                           $0                           $15,000
             $12.85                          $15,000                          $225                          $15,225
             $12.95                          $15,000                          $450                          $15,450
             $13.05                          $15,000                          $675                          $15,675
             $13.15                          $15,000                          $900                          $15,900
             $13.25                          $15,000                         $1,125                         $16,125
             $13.35                          $15,000                         $1,350                         $16,350
             $13.45                          $15,000                         $1,575                         $16,575
             $13.55                          $15,000                         $1,800                         $16,800
             $13.65                          $15,000                         $2,025                         $17,025
             $13.75                          $15,000                         $2,250                         $17,250
             $13.85                          $15,000                         $2,475                         $17,475
             $13.95                          $15,000                         $2,700                         $17,700
             $14.05                          $15,000                         $2,925                         $17,925
             $14.15                          $15,000                         $3,150                         $18,150
             $14.25                          $15,000                         $3,375                         $18,375
             $14.35                          $15,000                         $3,600                         $18,600
             $14.45                          $15,000                         $3,825                         $18,825
             $14.55                          $15,000                         $4,050                         $19,050
             $14.65                          $15,000                         $4,275                         $19,275
             $14.75                          $15,000                         $4,500                         $19,500
             $14.85                          $15,000                         $4,725                         $19,725
             $14.95                          $15,000                         $4,950                         $19,950
             $15.05                          $15,000                         $5,175                         $20,175
             $15.15                          $15,000                         $5,400                         $20,400
             $15.25                          $15,000                         $5,625                         $20,625
             $15.35                          $15,000                         $5,850                         $20,850
             $15.45                          $15,000                         $6,075                         $21,075
             $15.55                          $15,000                         $6,213                         $21,213
             $15.65                          $15,000                         $6,352                         $21,352
             $15.75                          $15,000                         $6,490                         $21,490
             $15.85                          $15,000                         $6,628                         $21,628
             $15.95                          $15,000                         $6,766                         $21,766
             $16.05                          $15,000                         $6,905                         $21,905
             $16.15                          $15,000                         $7,043                         $22,043
             $16.25                          $15,000                         $7,181                         $22,181
             $16.35                          $15,000                         $7,320                         $22,320
             $16.45                          $15,000                         $7,458                         $22,458
             $16.55                          $15,000                         $7,596                         $22,596
             $16.65                          $15,000                         $7,734                         $22,734

                                                                 TERMINATION FEE (IN THOUSANDS)
                              --------------------------------------------------------------------------------------
   PRICE TO BE PAID PER SHARE
 PURSUANT TO SUPERIOR PROPOSAL             BASE AMOUNT                  ADDITIONAL AMOUNT               TOTAL AMOUNT
 -----------------------------             -----------                  -----------------               ------------
             $16.75                          $15,000                         $7,873                         $22,873
             $16.85                          $15,000                         $8,011                         $23,011
             $16.95                          $15,000                         $8,149                         $23,149
             $17.05                          $15,000                         $8,287                         $23,287
             $17.15                          $15,000                         $8,426                         $23,426
             $17.25                          $15,000                         $8,564                         $23,564
             $17.35                          $15,000                         $8,702                         $23,702
             $17.45                          $15,000                         $8,841                         $23,841
             $17.55                          $15,000                         $8,979                         $23,979
             $17.65                          $15,000                         $9,117                         $24,117
             $17.75                          $15,000                         $9,255                         $24,255
             $17.85                          $15,000                         $9,394                         $24,394
             $17.95                          $15,000                         $9,532                         $24,532
             $18.05                          $15,000                         $9,670                         $24,670
             $18.15                          $15,000                         $9,809                         $24,809
             $18.25                          $15,000                         $9,947                         $24,947
             $18.35                          $15,000                         $10,085                        $25,085
             $18.45                          $15,000                         $10,223                        $25,223
             $18.55                          $15,000                         $10,362                        $25,362
             $18.65                          $15,000                         $10,500                        $25,500
             $18.75                          $15,000                         $10,638                        $25,638
             $18.85                          $15,000                         $10,776                        $25,776
             $18.95                          $15,000                         $10,915                        $25,915
             $19.05                          $15,000                         $11,053                        $26,053
             $19.15                          $15,000                         $11,191                        $26,191
             $19.25                          $15,000                         $11,330                        $26,330
             $19.35                          $15,000                         $11,468                        $26,468
             $19.45                          $15,000                         $11,606                        $26,606
             $19.55                          $15,000                         $11,744                        $26,744
             $19.65                          $15,000                         $11,883                        $26,883
             $19.75                          $15,000                         $12,021                        $27,021
             $19.85                          $15,000                         $12,159                        $27,159
             $19.95                          $15,000                         $12,298                        $27,298
             $20.05                          $15,000                         $12,436                        $27,436
             $20.15                          $15,000                         $12,500                        $27,500



For a price per Share between any two listed prices per Share above, the "Additional Amount" and "Total Amount" shall be determined by interpolation on a straight line basis between the amounts shown opposite the two applicable prices per Share.